UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2022
DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-25464	26-2018846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Volvo Parkway
Chesapeake,	Virginia	23320
(Address of principal executive offices)		(Zip Code)

(757) 321-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	DLTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K amends Items 5.02 and 5.03 of the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2022 containing such Items solely to reflect changes to the officers and Board of Directors (the “Board”) of Dollar Tree, Inc. (the “Company” or “Dollar Tree”) and its bylaws (the “Bylaws”) previously disclosed on such Form 8-K becoming effective.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on March 8, 2022, the Company entered into a Stewardship Framework Agreement, dated March 8, 2022 (the “Agreement”) with affiliates of Mantle Ridge LP (“Mantle Ridge”), an investment fund.

Pursuant to the Agreement, and as previously announced, effective as of March 16, 2022, (i) each of Bob Sasser, Arnold S. Barron, Gregory M. Bridgeford, Lemuel E. Lewis, Carrie A. Wheeler and Thomas E. Whiddon (the “Retiring Directors”) retired from the Board, and (ii) each of Richard W. Dreiling, Paul C. Hilal, Edward J. Kelly, III, Cheryl W. Grisé, Daniel J. Heinrich, Mary A. Laschinger and Bertram L. Scott (collectively, the “New Directors”) joined the Board, with Messrs. Dreiling, Hilal, and Kelly serving as Executive Chairman, Vice Chairman, and Lead Independent Director of the Board, respectively. The Company will subsequently nominate each of the New Directors, as well as Michael A. Witynski, Thomas W. Dickson, Jeffrey G. Naylor, Winnie Y. Park and Stephanie P. Stahl, to stand for election at the 2022 annual meeting of shareholders of the Company. None of the Retiring Directors have retired as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In addition, in connection with the Agreement, the following previously announced appointments to the committees of the Board became effective as of March 16, 2022: (i) Messrs. Heinrich and Scott and Ms. Park as members of the Audit Committee, with Mr. Naylor serving as Chair, (ii) Mr. Hilal, Ms. Laschinger, Mr. Dickson and Ms. Park as members of the Compensation Committee, with Ms. Grisé serving as Chair, (iii) Mr. Hilal, Ms. Grisé, Ms. Stahl and Mr. Dickson as members of the Nominating and Governance Committee, with Mr. Kelly serving as Chair, (iv) Messrs. Hilal, Naylor and Kelly as members of the Finance Committee, with Mr. Heinrich serving as Chair, and (v) Mr. Kelly, Ms. Laschinger and Mr. Scott as members of the Sustainability and Corporate Social Responsibility Committee, with Ms. Stahl serving as Chair.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Agreement, and as previously announced, on March 8, 2022 the Board approved amendments to its Bylaws, to, among other things, (i) set forth updated roles and responsibilities for the positions of Executive Chairman, Vice Chairman and Lead Independent Director, and (ii) increase the size of the Board to 12 members. These amendments became effective on March 16, 2022.

The above summary does not purport to be complete and is qualified in its entirety by reference to the Bylaws, a copy of which is filed as Exhibit 3.1 to this Amendment No. 1 to the Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Statements Regarding Forward-Looking Information

This communication may contain certain “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments and results and do not relate strictly to historical facts. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “view,” “target” or “estimate,” “may,” “will,” “should,” “predict,” “possible,” “potential,” “continue,” “strategy,” and similar expressions. Although Dollar Tree believes that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties, which are subject to change based on various important factors (some of which are beyond Dollar Tree’s control). Moreover, new risks and uncertainties emerge from time to time and it is not possible for Dollar Tree to predict all risks and uncertainties that could have an impact on its forward-looking statements. More detailed information about these factors may be found in filings made by Dollar Tree with the SEC, including Annual Reports on Form 10-K and Quarterly

Reports on Form 10-Q. Dollar Tree is under no obligation to, and expressly disclaims any such obligation to, update or alter forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

3.1
Amended and Restated By-Laws of Dollar Tree, Inc., effective March 16, 2022 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2022).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR TREE, INC.

Date: March 16, 2022	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Chief Financial Officer